Exhibit 10.5

SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 2006, to the Indenture (as defined below) among Toys “R” Us - Delaware, Inc., a Delaware corporation (the “Company”), Toys “R” Us, Inc., a Delaware corporation and a direct parent of the Company (the “Parent”), and The Bank of New York, a New York banking corporation, as successor trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has issued pursuant to the Indenture, dated as of August 29, 1991, between the Company and United Jersey Bank, as trustee, its 8 3/4% Debentures due 2021 (the “Debentures”), and in connection with an Agreement and Plan of Merger, dated as of December 8, 1991, the Company and the Parent executed the First Supplemental Indenture, dated as of January 1, 1996, among the Company, the Parent and United Jersey Bank, as trustee, pursuant to which the Parent became a co-obligor of the Debentures (such Indenture as supplemented by such First Supplemental Indenture, the “Indenture”), and subsequently, The Bank of New York became the successor trustee for the Debentures;

WHEREAS, Section 902 of the Indenture provides that the Company, the Parent and the Trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash (the “Offer”) any and all of the outstanding Debentures from each Holder of the Debentures upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 2, 2006 (as the same may be amended or supplemented from time to time);

WHEREAS, the Offer is conditioned upon, among other things, Holders of not less than a majority of the outstanding principal amount of the Debentures having consented to the adoption of certain amendments to the Indenture set forth in Article Two and Article Three of this Second Supplemental Indenture (the “Amendments”) (and a supplemental indenture in respect thereof having been executed and delivered); provided that the Amendments will not become operative unless and until all Debentures that are validly tendered and not withdrawn are accepted for payment pursuant to the Offer;

WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of more than a majority of the outstanding aggregate principal amount of the Debentures to effect the Amendments;

WHEREAS, the Company and the Parent have been authorized by a resolution of their respective executive committees of the Boards of Directors to enter into this Second Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company and the Parent to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Parent and the Trustee hereby agree as follows:

ARTICLE ONE

SECTION 1.01. Definitions.

Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

SECTION 2.01. Amendments to Table of Contents

The Table of Contents of the Indenture is amended by deleting the titles to Sections 404, 704, 1006 and 1007 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. Elimination of Certain Definitions in Article One.

Section 101 of the Indenture is amended by deleting the definitions: “Consolidated Capitalization”; “Consolidated Net Tangible Assets”; “Mortgage”; “Principal Property”; “Sale and Leaseback Transaction”; and “Value” contained therein in their entirety.

SECTION 3.02. Elimination of Certain Provisions in Article Four.

(a) Section 404 of the Indenture is amended by deleting the text of such section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 405 of the Indenture is amended by deleting the words “or 404” after the words “Section 403” and deleting the words “or 404, as the case may be,” after the words “Section 403” in each place it appears.

SECTION 3.03. Elimination of Certain Provisions in Article Five.

(a) Section 501 of the Indenture is amended by deleting the text of clauses (3), (4) and (7) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(b) Section 502 of the Indenture is amended by:

(i) deleting the following text in the first sentence of the first paragraph: “paragraph (1), (2), (3), (4) or (7) (if the Event of Default under paragraph (4) or (7) is with respect to less than all series of Securities then Outstanding” and inserting in lieu thereof the following text: “paragraph (1), (2), (5) or (6)”; and

(ii) deleting the second sentence of the first paragraph.

SECTION 3.04. Elimination of Certain Provisions in Article Seven.

Section 704 of the Indenture is amended by deleting the text of such section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.05. Amendment of Certain Provisions in Article Eight.

Article Eight of the Indenture is amended by adding Section 803 as follows:

“Section 803. Applicability of Article Eight. The provisions of Article Eight applicable to the Company shall apply to Toys “R” Us, Inc. only and not to Toys “R” Us-Delaware, Inc.”

SECTION 3.06. Elimination of Certain Provisions in Article Ten.

(a) Section 1006 of the Indenture is amended by deleting the text of such section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 1007 of the Indenture is amended by deleting the text of such section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FOUR

SECTION 4.01. Amendments of Certain Provisions in the Debentures

The Debentures are deemed to be amended to reflect the amendments to the Indenture set forth in this Second Supplemental Indenture without any further act from the Company, the Parent or the Trustee.

ARTICLE FIVE

SECTION 5.01. Effectiveness of Amendments to Indenture.

This Second Supplemental Indenture shall be effective upon its signing by the parties hereto and the Amendments shall not be operative unless and until all Debentures that are validly tendered and not withdrawn are accepted for payment pursuant to the Offer.

SECTION 5.02. Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture shall remain in full force and effect.

SECTION 5.03. Construction of Second Supplemental Indenture.

This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 5.04. Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Second Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 5.05. Trustee Disclaimer.

The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company and the Parent, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 5.06. Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

TOYS “R” US-DELAWARE, INC.

By	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

TOYS “R” US, INC.

By	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By	/s/ Robert A. Massimillo
	Name:	Robert A. Massimillo
	Title:	Vice President

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